UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 27, 2010

Date of Report (Date of earliest event reported)

STEC, INC.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

(949) 476-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 27, 2010 at the 2010 Annual Meeting of Shareholders (the “Annual Meeting”), the shareholders of STEC, Inc. (the “Company”) approved the STEC, Inc. 2010 Incentive Award Plan (the “2010 Plan”). The Company’s 2000 Stock Incentive Plan expired pursuant to its terms on February 28, 2010. The 2010 Plan became effective immediately upon shareholder approval. The 2010 Plan previously had been approved by the Company’s Board of Directors (the “Board”), subject to shareholder approval.

The 2010 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, stock payments, deferred stock and other incentive awards. The 2010 Plan also authorizes the Compensation Committee of the Board (the “Compensation Committee”) to grant performance awards payable in the form of Company common stock or cash, including equity awards and incentive cash bonuses that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The 2010 Plan authorizes the grant of awards to employees, non-employee directors and consultants of the Company.

The 2010 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee may delegate to a committee of one or more members of the Board, or one or more of the Company’s officers, the authority to grant or amend awards to participants other than senior executives who are subject to Section 16 of the Exchange Act, employees who are “covered employees” within the meaning of Section 162(m) of the Code, and the regulations thereunder, or a Board member or an officer to whom authority has been delegated under the 2010 Plan to grant or amend awards.

An aggregate of 4,600,000 shares of common stock are available for grant pursuant to the 2010 Plan. Any shares that are subject to awards of options or stock appreciation rights under the 2010 Plan will be counted against this limit as one (1) share for every one (1) share granted. Any shares that are subject to awards other than options or stock appreciation rights under the 2010 Plan (“full value awards”) will be counted against this limit as 1.32 shares for every one (1) share granted. The shares of common stock covered by the 2010 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. Any shares that again become available for grant (in the case of forfeiture, expiration or cash settlement) will be added back as (i) one (1) share if such shares were subject to an option or stock appreciation right granted under the 2010 Plan, and (ii) as 1.32 shares if such shares were subject to full value awards granted under the 2010 Plan.

The maximum number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the 2010 Plan during any calendar year is 1,000,000 and the maximum amount that may be paid in cash to any one participant during any calendar year with respect to any awards payable in cash is $2,000,000.

Certain transactions with the Company’s shareholders not involving the Company’s receipt of consideration, such as a stock split, spin-off, stock dividend or certain recapitalizations may affect the share price of Company common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, the Board will equitably adjust the class of shares issuable and the maximum number and kind of shares of Company common stock subject to the 2010 Plan, and will equitably adjust outstanding awards as to the class, number of shares and price per share of Company common stock. Other types of transactions may also affect Company common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Board determines that an adjustment to the 2010 Plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the 2010 Plan, the Board will equitably adjust the 2010 Plan as to the class of shares issuable and the maximum number of shares of Company common stock subject to the 2010 Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of Company common stock in such manner as it may deem equitable. In the event of a change in control, each outstanding award granted under the 2010 Plan will be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary thereof. In the event an award is assumed or an equivalent award is substituted and within eighteen (18) months following the change in control, a holder experiences a termination of service by the Company (or a successor corporation or a parent or subsidiary thereof) without “cause,” by the holder for “good reason” (each, as defined in the 2010 Plan) or due to the holder’s death or disability, the holder will become fully vested in the assumed or substituted award. In the event that the successor corporation or a parent or subsidiary thereof refuses to assume or substitute any award, all such awards will fully vest and become exercisable.

The Board or the Compensation Committee may terminate, amend, or modify the 2010 Plan at any time; however, shareholder approval will be obtained for any amendment to (i) increase the number of shares available under the 2010 Plan, (ii) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and (iii) cancel any option or stock appreciation right in exchange for cash or another award when the option or stock appreciation right price per share exceeds the fair market value of the underlying shares. Outstanding grants may be amended by the Compensation Committee or the Board (subject to the provisions of the 2010 Plan); provided, that such amendment does not impair the rights of the participant holding such grant without his or her consent, except to the extent the amendment is made to cause the 2010 Plan or grant to comply with applicable laws or stock exchange or accounting rules. If it is not terminated sooner, the 2010 Plan will terminate on the tenth anniversary of the date on which the 2010 Plan was adopted by the Board, except with respect to then-outstanding grants.

The 2010 Plan also contains provisions with respect to payment of purchase prices, vesting and expiration of awards, transferability of awards and tax withholding requirements.

This foregoing summary is qualified by reference to the full text of the 2010 Plan, which is incorporated by this reference to Appendix A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2010.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Company held its annual meeting of shareholders on May 27, 2010.

(b)	At the annual meeting, the shareholders of the Company:

(1) Elected the seven nominated directors for a one-year term expiring at the 2011 annual meeting of shareholders, with voting results as follows:

Nominee	For	Withheld	Broker Non-Votes
Manouch Moshayedi	26,699,724	1,060,313	12,806,447
Mark Moshayedi	26,956,008	804,029	12,806,447
F. Michael Ball	26,918,895	841,142	12,806,447
Rajat Bahri	26,904,227	855,810	12,806,447
Christopher W. Colpitts	27,144,644	615,393	12,806,447
Kevin C. Daly, Ph.D.	27,206,406	553,631	12,806,447
Matthew L. Witte	24,822,268	2,937,769	12,806,447

Following Dr. Daly’s election, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Dr. Daly as a member of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

(2) Approved the STEC, Inc. 2010 Incentive Award Plan, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
25,250,038	2,431,827	78,171	12,806,448

(3) Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
39,992,783	520,803	52,898	0

(c) Not applicable.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this report:

Exhibit Number	Description of Exhibit

10.1	STEC, Inc. 2010 Incentive Award Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEC, Inc.

Date: June 2, 2010	By:	/S/ RAYMOND COOK
Raymond Cook
Chief Financial Officer